EXHIBIT 77Q1



                              NVEST FUNDS TRUST III
                              ---------------------


     I, Coleen Downs Dinneen, Assistant Secretary of Nvest Funds Trust III (the "Trust"), hereby certify that the following is a true copy of the resolution duly adopted by the Board of Trustees of the Trust, at a regular meeting of the Board of Trustees of the Trust held on November 10, 2000:

VOTED, that the amendment to the Declaration of Trust of Nvest Funds Trust III to change the name of Nvest Equity Income Fund and to eliminate Nvest Core Equity Fund, Nvest Stock and Bond Fund, Nvest Select Fund, Nvest Small Cap Value Fund, Nvest Small Cap Growth Fund and Nvest Total Return Bond Fund be, and hereby is, adopted in the form presented to this meeting.


                                                     November 27, 2000


                                                     /s/ Coleens Downs Dinneen
                                                     -------------------------
                                                     Coleen Downs Dinneen


Subscribed and Sworn to before me
this 27th day of November, 2000


/s/ Anthony Louriero
--------------------
Notary Public